                                                                Exhibit 3.3


                              STATE OF DELAWARE
                                                                        PAGE 1
                      OFFICE OF THE SECRETARY OF STATE

                     __________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TMO ACQUISITION CORPORATION", FILED IN THIS OFFICE ON THE FOURTH DAY OF AUGUST, A.D. 1992, AT 4:21 O'CLOCK P.M.





                                 [SEAL] /s/ Edward J. Freel
                                        ____________________________________
                                        EDWARD J. FREEL, SECRETARY OF STATE

2305873  8100                           AUTHENTICATION:        9802023
991237915                                         DATE:        06-14-99

    STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 04.21 PM 08/04/1992
  922175410 - 2305873


                                      * * * * *

                              CERTIFICATE OF INCORPORATION

                                          OF

                              TMO ACQUISITION CORPORATION

                                      * * * * *


1.     The name of the corporation is TMO Acquisition Corporation.

2. The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.     The name and mailing address of the incorporator is as follows:

       NAME                                MAILING ADDRESS
       ----                                ---------------

       David L. Helsten                    1850 N. Central Ave.
                                           Phoenix, AZ 85004

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of the stockholders may be held within or without the state of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of July, 1992.


                                        /s/ David L. Helsten
                                        --------------------------------------
                                        David L. Helsten

                             STATE OF DELAWARE
                     OFFICE OF THE SECRETARY OF STATE
                     --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TMO ACQUISITION CORPORATION", CHANGING ITS NAMED FROM "TMO ACQUISITION CORPORATION" TO "BUSLEASE, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF NOVEMBER, A.D. 1992, AT 4:30 O'CLOCK P.M.







                   [SEAL]    /s/ Edward J. Freel
                             -----------------------------------
                             EDWARD J. FREEL, SECRETARY OF STATE

2305873 8100                 AUTHENTICATION:  9B02024
991237915                              DATE:  06-14-99

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 04:30 PM 11/16/1992
                                                          923225072 - 2305873

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
-------------------------------------------------------------------------------

                        TMO ACQUISITION CORPORATION

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of TMO Acquisition Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "1" so that, as amended, said Article shall be and read as follows:

          "The name of the corporation is BusLease, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the sole stockholder of said corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said TMO Acquisition Corporation has caused this certificate to be signed by F. G. Emerson, its Vice President, and Carol Kotek, its Assistant Secretary, this 16th day of November, 1992.


                                        BY: /s/ F. G. Emerson
                                           --------------------------------
                                           Vice President

                                    ATTEST: /s/ Carol Kotek
                                           --------------------------------
                                           Assistant Secretary